UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017 (November 30, 2017)

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 001-35032

North Carolina	27-4107242
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o South State Corporation 520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on November 30, 2017 of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 26, 2017 (the “Merger Agreement”), by and between Park Sterling Corporation, a North Carolina corporation (“Park Sterling”), and South State Corporation, a South Carolina corporation (“South State”), including the merger of Park Sterling with and into South State (the “Merger”), with South State as the surviving corporation in the Merger.

Item 1.02              Termination of a Material Definitive Agreement.

As previously disclosed, on December 18, 2015, Park Sterling entered into a Senior Term Loan Agreement (the “Loan Agreement”) with Capital Bank Corporation, under which Capital Bank Corporation provided a term loan of $30 million to Park Sterling due December 18, 2022.  On November 30, 2017, in connection with the Merger, Park Sterling paid all fees and other amounts outstanding under the Loan Agreement and terminated the Loan Agreement. Other than in respect of the Loan Agreement, neither Park Sterling nor any of its affiliates has any material relationship with Capital Bank.  There were no material prepayment fees or termination penalties in connection with the termination of the Loan Agreement.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

On November 30, 2017, pursuant to the terms of the Merger Agreement, Park Sterling merged with and into South State, with South State continuing as the surviving entity in the Merger.  Immediately after the Merger, Park Sterling’s wholly owned bank subsidiary, Park Sterling Bank, merged with and into South State’s wholly owned bank subsidiary, South State Bank (the “Bank Merger”), with South State Bank as the surviving entity in the Bank Merger.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Park Sterling (“Park Sterling Common Stock”) (except for shares that were owned directly by South State or Park Sterling, subject to certain customary exceptions, which were cancelled in the Merger) was converted into the right to receive 0.14 shares (the “Exchange Ratio”) of common stock, par value $2.50 per share, of South State (“South State Common Stock”) (such amount, the “Merger Consideration”).  No fractional shares of South State Common Stock were issued in the Merger, and Park Sterling shareholders became entitled to receive cash in lieu of fractional shares.

At the Effective Time, each stock option granted by Park Sterling, whether vested or unvested, was cancelled and converted into the right to receive a cash amount equal to the product of (a) the number of shares of Park Sterling Common Stock subject to such stock option immediately prior to the Effective Time and (b) the excess, if any, of (i) the product of (A) the average closing price per share for South State Common Stock for the ten full trading days ending on the day immediately preceding the closing date and (B) the Exchange Ratio (the “Cash Consideration Value”), over (ii) the exercise price of such option.  At the Effective Time, any stock options granted by Park Sterling with an exercise price equal to or greater than the Cash Consideration Value were cancelled with no consideration.  In addition, at the Effective Time, each award of restricted shares of Park Sterling Common Stock vested in full, and was converted into the right to receive the Merger Consideration in respect of each share of Park Sterling Common Stock underlying such award.

In connection with the Merger, South State assumed Park Sterling’s obligations as required by the indentures and certain related agreements with respect to Park Sterling’s outstanding trust preferred securities, which have an aggregate principal amount of $43.1 million (in each case before related acquisition accounting fair market value adjustments).  Park Sterling had previously assumed the obligations with respect to such trust preferred securities in connection with its acquisitions of Community Capital Corporation, Citizens South Banking Corporation, Provident Community Bancshares, Inc. and First Capital Bancorp, Inc.

In connection with the Merger, James C. Cherry, Park Sterling’s chief executive officer and a director, entered into a Consulting and Noncompetition Agreement with South State Bank and each of Donald K. Truslow, Bryan F. Kennedy, III and Mark Ladnier, each named executive officers of Park Sterling immediately prior to the Effective Time, entered into an Employment and Noncompetition Agreement with South State Bank, in each case, effective at the Effective Time.  Also, in connection with the Merger, Mr. Cherry and Jean E. Davis, a director on Park Sterling’s board of directors, were each appointed to the board of directors of South State immediately after the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Park Sterling’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2017, and is incorporated by reference herein.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2017, in connection with the anticipated closing of the Merger, Park Sterling notified the NASDAQ Stock Market (the “NASDAQ”) that each share of Park Sterling Common Stock would be cancelled and converted into the right to receive the Merger Consideration, and requested that trading of Park Sterling Common Stock on the NASDAQ be suspended after the close of trading on November 30, 2017. In addition, Park Sterling requested that the NASDAQ file with the Commission a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist Park Sterling’s common stock from the NASDAQ, and Park Sterling intends to file a Form 15 with the Commission to terminate the registration of its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

The Information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.01                                           Change in Control of Registrant

The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, each of Park Sterling’s directors and executive officers ceased serving in such capacities.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of April 26, 2017, by and between Park Sterling Corporation and South State Corporation (incorporated by reference to Exhibit 2.1 to South State Corporation’s Current Report on Form 8-K filed on May 1, 2017).*

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  South State agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION, as successor by merger to Park Sterling Corporation

By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date:  December 1, 2017